EXHIBIT 10.2

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

PROMISSORY NOTE

$202,493.00	As of _________, 2022

FOR VALUE RECEIVED, the undersigned, Ricks Investments, LLC (“Maker”), hereby promises to pay to the order of Michael Rosen (“Payee”), or its nominee or designee, the principal sum of Two Hundred Two Thousand Four Hundred Ninety-Three Dollars ($202,493.00), due and payable in cash in lawful money of the United States on the dates and in the manner set forth in this Promissory Note (the “Note”).

1. Payment of Principal. The principal amount of this Note shall be due and payable in accordance with this Section 1 on the following dates in the following amounts:

a) September 30, 2022: $20,000

b) October 31, 2022: $20,000

c) November 30, 2022: $20,000

d) December 31, 2022: $20,000

e) January 30, 2023: $20,000

f) February 28, 2023: $20,000

g) March 31, 2023: $20,000

h) April 30, 2023: $20,000

i) May 31, 2023: $20,000

j) June 30, 2023: $20,000

k) August 31, 2023:$2,493

2. Interest. No interest shall be due or payable on the principal amount of this Note.

3. Prepayment. The Maker may prepay any portion of the principal amount of this Note and any accrued and unpaid interest thereon at any time without penalty.

4. Manner of Payment. All payments by Maker on account of principal or interest hereunder shall be paid in cash or by wire transfer of immediately available funds.

5. Security. This Note shall be secured by a pledge of 38,500,000 shares of common stock of Deseo Swimwear, Inc., pursuant to that certain Pledge and Security Agreement between Maker and Payee dated as of the date hereof.

6. Events of Default. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

(i) the Maker shall fail to pay when due (whether by acceleration or otherwise) principal on this Note, and such default shall have continued for a period of ten (10) business days;

(ii) a proceeding (other than a proceeding commenced by the Maker) shall have been instituted in a court seeking a decree or order for relief in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or

(iii) the Maker commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or makes a general assignment for the benefit of creditors, or fails generally to pay his debts as they become due, or takes any action in furtherance of any of the foregoing.

7. Remedies. Upon the occurrence and during the continuance of any Event of Default, the Payee may, without notice or demand to the Maker, declare all unpaid principal owing under this Note, together with all other amounts owing hereunder, to be immediately due and payable without demand, protest, notice of protest, notice of default, presentment for payment or further notice of any kind.

8. No Waiver; Rights and Remedies Cumulative. No failure on the part of Payee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Payee of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies or rights provided by law.

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9. Costs and Expenses. Each party shall bear its own expenses in connection with this Note. In the event Maker defaults under its obligations hereunder, the Payee shall be entitled to recover all of its reasonable attorney’s fees and costs incurred in enforcing its rights hereunder.

10. Amendments. This Note may be amended or modified only upon the written consent of both the Payee and the Maker. Any amendment must specifically state the provision or provisions to be amended and the manner in which such provision or provisions are to be amended.

11. Governing Law. This Note shall be deemed to be a contract made under the laws of New York and shall be governed and construed in accordance with the laws of said state without giving effect to principles of conflicts of law.

12. Headings and Construction. The headings of the paragraphs of this Note are inserted for convenience of reference only and shall not be deemed to constitute a part hereof. Words used herein of any gender shall be construed to include any other gender where appropriate and words used herein which are either singular or plural shall be construed to include the other where appropriate.

13. Assignment. This Note may not be assigned and/or transferred in whole or in part by the Maker without the prior written consent of the Payee, which consent shall be in the Payee’s sole and absolute discretion. This Note may be assigned and/or transferred in whole or in part by the Payee at any time. The obligations of the Maker hereunder shall bind his heirs and permitted assigns, and all rights, benefits and privileges conferred on the Payee by this Note shall be and hereby are extended to, conferred upon, and may be enforced by, the successors and assigns of the Payee.

14. Savings Clause. Notwithstanding any provision contained in this Note, the Payee shall not be entitled to receive, collect or apply as interest on this Note any amount in excess of the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. If the Payee ever receives, collects or applies as interest any such excess, the amount that would be excessive interest shall be deemed to be a partial payment of principal and treated hereunder as such, and, if the principal balance of this Note is paid in full, any remaining excess shall promptly be paid to the Maker.

15. Waiver. No failure to exercise and no delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Maker has executed this Note as of the date and year first above written.

RICKS INVESTMENTS, LLC

By:	/s/ Steven Ricks
Name:	Steven Ricks
Title:	Member and Manager

AGREED AND ACCEPTED:

/s/ Michael Rosen
Michael Rosen

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EXHIBIT A

Letter of Intent

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